UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2017

Petrolia Energy Corporation
(Exact name of registrant as specified in its charter)

Colorado	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

710 N. Post Oak Rd., Ste. 512, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-941-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into Material Definitive Agreement

On May 30, 2017, Petrolia Energy Corp. (the “Company”) entered into a Debt Conversion Agreement (the “Conversion Agreement”) with Jovian Petroleum Corporation and its subsidiary, Jovian Resources LLC (together known as “Jovian”), pursuant to which Jovian has converted all of the $1,000,000 promissory note (“Promissory Note”) and $1,000,000 of the $3,000,000 principal balance of the Production Payment Note (“Production Payment”) borrowed by the Company from Jovian referenced in a previous 8-K filing, dated October 5, 2016, into 10,000,000 shares of the Company’s Common Stock (the “Common Stock”) and 10,000,000 warrants of Common Stock, the terms of which are more fully described under Item 3.02 of this Report on Form 8-K, all of which is incorporated by reference into this Item 1.01. The $2,000,000 remaining principal balance of the Production Payment remains subject to all the terms and conditions thereof and of that certain Production Payment Note by and between the Company and Jovian, dated February 28, 2016.

The Conversion Agreement amends the terms of the Production Payment Note to the extent necessary to effectuate the terms set forth above.  No other provisions of the Production Payment Note have been amended pursuant to the Debt Conversion Agreement.

The Debt Conversion resulted in a reduction in the Company’s current liabilities of $1,095,980 and long-term debt of $904,020 and a corresponding $2,000,000 increase in stockholders’ equity as of May 31, 2017. In addition, the Debt Conversion is expected to reduce the Company’s annual interest expense by approximately $50,000, of which approximately $12,500 would have been payable on a quarterly basis.

Jovian is an affiliate of the Company, as Quinten Beasley, the President and CEO of Jovian, sits on Petrolia’s board of directors along with Zel C. Khan, Petrolia’s CEO, a shareholder in Jovian. Both Mr. Beasley and Mr. Khan abstained from voting on the terms of the Conversion. The Company’s remaining board members voted in favour of the Conversion Agreement as disclosed.

Item 3.02.  Unregistered Sale of Equity Securities.

As reported above under Item 1.01 of this Report on Form 8-K, all of which is incorporated by reference into this Item 3.02, on May 30, 2017, the Company issued 10,000,000 shares of it Common Stock and 10,000,000 warrants of Common Stock to Jovian as a result of the conversion of (i) $1,000,000 of the principal balance of the Promissory Note, and (ii) $1,000,000 of the principal balance of the Production Payment Note. The shares of Common Stock were issued at a price of $0.20 per share, and the warrants were issued on a tiered structure at a price of $0.20 per share for 6,000,000 shares and a price of $0.35 per share for 4,000,000 shares. The shares of Common Stock were issued to Jovian in a transaction that was exempt from registration under the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2) thereof. In connection therewith, Jovian has represented that it acquired the shares of Common Stock for its own account and not with a view toward resale and that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

Item 9.01 Financial Statements And Exhibits.

Exhibit No.	Description
10.1*	Debt Conversion Agreement, dated June 30, 2011, by and between the Company and Jovian
10.2*	Pro Forma (unaudited) summary of the Petrolia Energy’s balance sheet, as of May 31, 2017
99.1*	Company Press Release, dated May 31, 2017

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petrolia Energy Corporation

/s/ Paul Deputy
Paul Deputy Chief Financial Officer

Date: May 31, 2017